Exhibit (e)(2)(i)

AMENDED SCHEDULE A

with respect to the

PLACEMENT AGENT AGREEMENT

between

VOYA SEPARATE PORTFOLIOS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

Voya VACS Series EMHCD Fund

Voya VACS Series SC Fund